UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01   Completion of Acquisition or Disposition of Assets.

On May 13, 2021, Glatfelter Corporation (the “Company”), completed the acquisition of all of the outstanding equity interests in Georgia-Pacific Mt. Holly LLC (the “Acquired Company”) pursuant to the previously announced Share Purchase Agreement, dated January 5, 2021 (the “Purchase Agreement”), between the Company and GPPC Equity Holdings LLC (the “Seller”). The purchase price totaled $175 million, subject to customary purchase price adjustments.

The Acquired Company operates Georgia-Pacific’s Mount Holly, North Carolina airlaid manufacturing operation. The acquisition also includes a nonwovens product development operation and associated employees in Memphis, Tennessee. Approximately 140 people are collectively employed at both sites. The Mount Holly facility produces high-quality airlaid products focused on wipes and tabletop materials.

The Company financed the acquisition through a combination of cash on hand and borrowing under its existing revolving credit facility.

The Seller is a subsidiary of Georgia-Pacific LLC. Certain affiliates of Georgia-Pacific LLC supply on an ongoing basis, in the ordinary course of business, certain raw materials to the Company and its subsidiaries and the Company and its subsidiaries will supply affiliates of Georgia-Pacific LLC from the Mt. Holly facility.

The foregoing description of the acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.3 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2021, and is incorporated herein by reference.

Item 8.01   Other Event.

On May 14, 2021, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item will be filed by July 29, 2021, which is the 71st calendar day following the date this Current Report was required to be filed with the SEC.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by July 29, 2021, which is the 71st calendar day following the date this Current Report was required to be filed with the SEC.

(d) Exhibits

99.1Press release issued May 14, 2021.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

May 14, 2021	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Deputy General Counsel and Corporate Secretary